Exhibit 32.1

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of American Airlines Group Inc. (the “Company”) for the quarterly period ended September 30, 2015 (the “Report”), W. Douglas Parker, as Chief Executive Officer of the Company, and Derek J. Kerr, as Executive Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ W. Douglas Parker
Name:	W. Douglas Parker
Title:	Chief Executive Officer
Date:	October 22, 2015

/s/ Derek J. Kerr

Name:	Derek J. Kerr
Title:	Executive Vice President and Chief Financial Officer
Date:	October 22, 2015

This certification is being furnished to accompany the Report pursuant to 18 U.S.C. § 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.